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      As Filed With The Securities and Exchange Commission on July 16, 1998
                                                      Registration No. 333-43243
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

       WEST VIRGINIA                              6711                            55-0619957
(State or other jurisdiction         (Primary Standard Industrial              (I.R.S. Employer
     of incorporation)                  Classification Code Number             Identification No.)


                                25 Gatewater Road
                                  P.O. Box 7520
                         Charleston, West Virginia 25313
                                 (304) 769-1102
               (Address, including zip code, and telephone number,
                      including area code, Of registrant's
                          principal executive offices)


                                  STEVEN J. DAY
                      President and Chief Executive Officer
                                25 Gatewater Road
                                  P.O. Box 7520
                         Charleston, West Virginia 25313
                                 (304) 769-1102
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)


                                   Copies to:
  LATHAN M. EWERS, JR.                                PETER F. McANDREWS
   RANDALL S. PARKS                                   STEPHEN S. AUSTIN
   Hunton & Williams                        Adams, McAndrews, Matson & Landsberg
  951 East Byrd Street                   429 Santa Monica Boulevard, Suite 550
Richmond, Virginia 23219                       Santa Monica, California 90401

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         Pursuant  to  Registration  Statement  No.  333-43243  on Form S-4 (the
"Registration Statement"), City Holding Company, a West Virginia corporation (the "Company") registered 400,000 shares of its Common Stock, $2.50 par value,
issuable   pursuant  to  an  Amended  and   Restated   Agreement   and  Plan  of
Reorganization, dated as of February 2, 1998, by and among the Company , Del Amo Savings Bank, FSB ("Bank") and City Acquisition Sub, F.S.B., a wholly owned subsidiary of the Company ("Acquisition") that provided for the merger of Acquisition with and into Bank (the "Merger"). The Company hereby removes from registration 138,696 shares of Common Stock, which remained unissued after the Merger.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia on this 16th day of July, 1998.

                                      City Holding Company
                                      ------------------------------------------
                                      (Registrant)


                                      /s/ Steven J. Day
                                      ------------------------------------------
                                      Steven J. Day
                                      President & Chief Executive Officer
                                     (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on July 16, 1998.


/s/ Robert A. Henson                             /s/ Michael D. Dean
-----------------------------                    -------------------------------
Robert A. Henson                                 Michael D. Dean
Chief Financial Officer                          Senior Vice President - Finance
(Principal Financial Officer)                    (Principal Accounting Officer)


/s/ Samuel M. Bowling*
-----------------------------                    -------------------------------
Samuel M. Bowling                                C. Scott Briers
Director                                         Director


/s/ Dr. D. K. Cales*                             /s/ Steven J. Day
----------------------------                     -------------------------------
Dr. D. K. Cales                                  Steven J. Day
Director                                         President & Chief Executive
                                                 Officer/Director
                                                 (Principal Executive Officer)


----------------------------                     -------------------------------
Robert D. Fisher                                 Jack E. Fruth
Director                                         Director


/s/ Jay Goldman*                                 /s/ Carlin K. Harmon*
----------------------------                     -------------------------------
Jay Goldman                                      Carlin K. Harmon
Director                                         Director/Executive Vice
                                                 President


----------------------------                     -------------------------------
C. Dallas Kayser                                 Bob F. Richmond
Director                                         Director


/s/ Otis L. O'Connor*
-----------------------------                    -------------------------------
Otis L. O'Connor                                 Van R. Thorn
Director                                         Director


/s/ Mark H. Schaul*
-----------------------------                    -------------------------------
Mark H. Schaul                                   Hugh R. Clonch
Director                                         Director


/s/ William M. Frazier*                           /s/ Leon K. Oxley*
-----------------------------                     ------------------------------
William M. Frazier                                Leon K. Oxley
Director                                          Director


/s/ David E. Haden*
-----------------------------
David E. Haden
Director



         *By:     /s/ Steven J. Day
          -------------------------
               Steven J. Day
               Attorney-in-Fact

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